Exhibit 10.3

PHASE FORWARD INCORPORATED

NON-STATUTORY STOCK OPTION AGREEMENT (U.K.)

Phase Forward Incorporated (the “Company”) hereby grants the following stock option pursuant to its 2004 Stock Option and Incentive Plan.  The terms and conditions attached hereto are also a part hereof.

Name of optionee (the “Optionee”):

Date of this option grant:

Number of shares of the Company’s Common Stock subject to this option (“Shares”):

Option exercise price per share:

Number, if any, of Shares that may be purchased on or after the grant date:	0[**]

Shares that are subject to vesting schedule:	100%[**]

Vesting Start Date:
[*]Vesting Schedule:
One year from Vesting Start Date:	25% of the Shares subject to this option[**]

Each subsequent month following the first anniversary of the Vesting Start Date:	An additional 2.083% of the Shares subject to this option[**]

All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.
Payment alternatives (specify any or all of Section 7(a)(i) though (iii):	Section 7(a) (i) through (iii)

[* The foregoing is a sample vesting schedule only.  Actual vesting schedule for each Optionee will be determined by the Board of Directors on the grant date.]

[** Vested amount of shares may be expressed as a number, a percentage or a fraction.]

This option satisfies in full all commitments that the Company has to the Optionee with respect to the issuance of stock, stock options or other equity securities.

I hereby agree to all of the terms contained in this Stock Option Agreement

SIGNED as a Deed )
by optionee name )	Signature	Date

in the presence of:-
Signature of witness:

Name of witness:

Address:

Occupation:

NB. the witness must be over 18 and not related to you by blood or marriage.

Phase Forward Incorporated

By:
Robert K. Weiler
Chief Executive Officer

PHASE FORWARD INCORPORATED

STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

1.             Grant Under Plan.  This option is granted pursuant to and is governed by the Company’s 2004 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.             Grant as Non-Qualified Stock Option.  This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3.             Vesting of Option.

(a)           Vesting if Business Relationship Continues. The Optionee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, set forth on the cover page hereof.  If the Optionee has continuously maintained a Business Relationship (as defined below) with the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date.  Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable.  The foregoing rights are cumulative and may be exercised only before the date which is ten years from the date of this option grant.

(b)  Accelerated Vesting Due to Acquisition. In the event an Acquisition that is not a Private Transaction occurs while the Optionee maintains a Business Relationship with the Company and this option has not fully vested, this option shall become exercisable for one-quarter of the Shares (in addition to any Shares already vested), such vesting to occur immediately prior to the closing of the Acquisition, with vesting to continue after the closing at the rate/number set forth on the cover page as to the remainder of the Shares subject to vesting and on the same vesting dates, provided that the Optionee continuously maintains a Business Relationship with the Company or its successor through the applicable vesting dates.

(c)  Definitions. The following definitions shall apply:

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant.

“Cause” means: (i) gross negligence or willful malfeasance in the performance of the Optionee’s work or a breach of fiduciary duty or confidentiality obligations to the Company by the Optionee; (ii) failure to follow the proper directions of the Optionee’s direct or indirect supervisor after written notice of such failure; (iii) the commission by the Optionee of illegal conduct relating to the Company; (iv) disregard by the Optionee of the material rules or material policies of the Company which has not been cured within 15 days after notice thereof from the Company; or (v) intentional acts on the part of the Optionee that have generated material adverse publicity toward or about the Company.

“Private Transaction” means any Acquisition where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

4.             Termination of Business Relationship.

(a)           Termination.  If the Optionee’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of ninety days from the date of termination, but in no event later than the scheduled expiration date.  Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company.

(b)           Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence.. For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Optionee continuously remains an employee of the Company or any Subsidiary.

(c)           Termination for Cause.  If the Business Relationship of the Optionee is terminated for Cause (as defined above), this option may no longer be exercised from and after the Optionee’s receipt of written notice of such termination.

(d)           Partial Acceleration Upon Death.  In the event the Optionee dies prior to the vesting of the first tranche of Shares (as set forth on the cover page hereto), the vesting of such first tranche of Shares will automatically accelerate and become exercisable until the expiration of this option pursuant to Section 4(a).

5.             Death; Disability.

(a)           Death.  Upon the death of the Optionee while the Optionee is maintaining a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of the Optionee’s death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 365 days after the date of death, but not later than the scheduled expiration date.

(b)           Disability.  If the Optionee ceases to maintain a Business Relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within 180 days after such cessation of the Business Relationship, but not later than the scheduled expiration date.  For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6.             Partial Exercise.  This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7.             Payment of Exercise Price.

(a)           Payment Options.  The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)            by check in US currency payable to the order of the Company; or

(ii)           delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)          subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

(b)           Limitations on Payment by Delivery of Common Stock.  If Section 7(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this agreement.  Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

8.             Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Shares will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act.  Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely.  Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9.             Method of Exercising Option.  Subject to the terms and conditions of this agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10.           Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Optionee’s lifetime only the Optionee can exercise this option.

11.           No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12.           No Obligation to Continue Business Relationship.  Neither the Plan, this agreement, nor the grant of this option imposes any obligation on the Company to continue the Optionee in employment or other Business Relationship.

13.           Adjustments.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14.           Option Tax Liability.

(a)           In this Section and Section 15, the following definitions shall have the following meanings:-

“Employer’s NIC Election”

means, an election, in such form as may be agreed by the relevant tax authorities (if required), entered into by the Optionee and his employing company (or any other UK Subsidiary) under which the Optionee agrees that any liability to Employer’s NICs which arises in respect of or in relation to this agreement or its exercise shall be transferred to the Optionee;

“Employer’s NICs”	means secondary Class 1 NICs;

“NICs”	means UK National Insurance contributions;

“NI Regulations”	means the laws regulations and practices currently in force relating to liability for and the collection of NICs;

“Optionee’s Employer”

means such company as is the Optionee’s employer or, if he has ceased to be employed by the Company or a UK Subsidiary, was his employer or such other company, or other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise) is obliged to account for any Option Tax Liability.

“Option Gain”

means any gain realised upon the exercise or release of, or the acquisition of Shares pursuant to an Option, being a gain that is treated as remuneration derived from the Optionee’s employment by virtue of section 4(4)(a) of the UK Social Security Contributions and Benefits Act 1992;

“Option Tax Liability”

means in relation to the Optionee, any liability of the Optionee’s Employer to account to the UK Inland Revenue or any other tax authority for any amount of, or representing, income tax or NICs (including, without limitation, Employer’s NICs) or any other tax charge levy or other sum (whether under the laws of the United Kingdom or otherwise) which may arise on the grant, vesting or exercise of the Option or the acquisition of Shares under the Plan; and

“PAYE Regulations”	means the regulations under section 684 of the UK Income Tax (Earnings and Pensions) Act 2003.

“UK Subsidiary”	means any company whose registered office is situated in the UK which is for the time being a subsidiary of the Company (as defined in section 736 of the UK Companies Act 1985)

(b)           The provisions of this Section 14 shall not apply in relation to the issue or transfer of Shares on any occasion if, before the date of issue or transfer, the Optionee has either:-

(i)                 paid to the Company or the Optionee’s Employer a sum which, in the opinion of the Company (or, if different, the Optionee’s Employer) is, or will be, sufficient to satisfy the Optionee’s liability under the indemnity in Section 14(c); or

(ii)                entered into arrangements with the Company or the Optionee’s Employer which, in the opinion of the Company (or, if different the Optionee’s Employer), will ensure that the liability under such indemnity is satisfied within such period as the Company (or, if different the Optionee’s Employer) may determine.

(c)           The Optionee hereby agrees to the extent permitted by law, to indemnify the Company and, if different, the Optionee’s Employer against any liability of any such person to account for any Option Tax Liability in respect of anything done pursuant to the Plan or this agreement.

(d)           The Company shall not be obliged to issue, transfer or procure the transfer of any Shares or any interest in any Shares under the Plan, and the Option shall not be validly exercised, unless and until the Optionee has paid to the Company or the Optionee’s Employer (as appropriate) such sum as is, in the opinion of the Company, sufficient to indemnify the Company or the Optionee’s Employer (as appropriate) in full against any Option Tax Liability or has made such other arrangement as, in the opinion of the Company, will ensure that the Optionee will satisfy his liability under the indemnity in Section 14(c).

15.           Employer’s NICs

(a)           The Optionee agrees that, and undertakes to the Company and his Employer that:-

(i)                  the Optionee’s Employer may recover from the Optionee (in such manner as the Company may determine and notify to the Optionee at any time before the Option is exercised) the whole or any part of any Employer’s NICs payable in respect of any such Option Gain; and

(ii)                 the Optionee shall join with his Employer in making an election (in such terms and such form as the Company may determine and is approved by the UK Inland Revenue) for the transfer to the Optionee of the whole, or such part as the Company may determine, of any liability of the Optionee’s Employer to Employer’s NICs on any such Option Gain; and

(iii)                on any occasion on which the Option is exercised or released after such an election has been made, the Optionee shall procure that any amount of Employer’s NICs for which the Optionee is liable is paid to the Optionee’s Employer in time to enable his Employer to remit such Employer’s NICs to the Collector of Taxes before the 14th day following the end of the Pay As You Earn month in which the Option is exercised or released.

(b)           The Optionee understands and accepts that the Company shall not be obliged to transfer title to any Shares upon the exercise of the Option unless and until the Optionee has paid, or procured the payment, to his Employer of such sum as, in the opinion of his Employer, is sufficient to satisfy the Optionee’s liability under the indemnity referred to in Section 14(c) above within such period as the Optionee’s Employer shall determine and notify to the Optionee.

(c)           The provisions of this Section 15 shall not have effect in relation to Employer’s NICs payable in respect of any gain realised upon the exercise or release of, or the acquisition of Shares pursuant to, the Option or any occasion if to do so would contravene the provisions of the UK Social Security Contributions and Benefits Act 1992 or of any regulations made under that Act.

16.           Lock-up Agreement. The Optionee agrees that in the event that the Company effects an underwritten public offering of Common Stock registered under the Securities Act, the Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.  In the event the managing underwriter(s) consent to the sale or disposition of Shares during the aforementioned period, such sale or disposition shall nevertheless be made in accordance with the Company’s insider trading policy, as amended and in effect from time to time.

17.           Arbitration.  Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

18.           Provision of Documentation to Optionee.  By signing this agreement the Optionee acknowledges receipt of a copy of this agreement and a copy of the Plan.

19.           Miscellaneous.

(a)           Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b)           Entire Agreement; Modification.  This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)           Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d)           Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option.  No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

(e)           Severability.  The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f)            Successors and Assigns.  This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(g)           Governing Law.  This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

20.           Data Protection Consent

(a)           For the purposes of this Section:-

“Data”	means personally identifiable information of the Optionee, including employee details relevant to the above mentioned purposes, the Optionee’s name, home address, e-mail address, telephone number, date of birth, National Insurance number, details of the Optionee’s Option and of Shares issued or transferred to the Optionee pursuant to the Plan or any other employees’ share scheme

“Processing”

means in relation to the Optionee’s Data shall have the meaning set out in the UK Data Protection Act 1988 and includes obtaining, recording or holding the Data or carrying out any operation or set of operations on the Data, including organisation, adaptation or alteration of the Data, retrieval, consultation or use of the Data, disclosure or sharing of the Data by transmission, dissemination or otherwise making available, or alignment, combination, blocking, erasure or destruction of the Data

(b)              In entering into this agreement the Optionee shall agree and consent to the Processing of his Data by his Employer and third parties involved in the operation and administration of the Plan for the purposes of the operation and administration of the Plan.  Such third parties are likely to include members of the Group and any Plan administrator.”